                                                                   EXHIBIT 10.10

                        SOFTWARE MAINTENANCE AGREEMENT

          THIS AGREEMENT, dated and effective as of January 31, 1996, is entered into by and between Genesys Telecommunications Laboratories, Inc. ("Genesys"), a California corporation with principle offices at 1111 Bayhill Drive, Suite 180, San Bruno, California 94066 and MCI Telecommunications Corporation ("MCI"), a Delaware corporation with offices at 1801 Pennsylvania Avenue, N.W., Washington, D.C. 20006.

          NOW THEREFORE, in consideration of the foregoing and mutual covenants and consideration set forth herein, the parties hereby agree as follows:

                            ARTICLE 1 - DEFINITIONS

          1.1 Any capitalized term used in this Agreement and not herein defined shall have the meaning set forth in the License Agreement (as hereinafter defined).

          1.2  "Extended Hours" means telephone assistance service twenty-four
(24) hours a day, seven (7) days a week.

          1.3 "License Agreement" means the agreement dated January 31, 1996, pursuant to which the Licensed Software was licensed to MCI and all terms and conditions contained therein.

          1.4  "Maintenance and Support" means the services described in
Article 2 hereof.

          1.5 "Standard Hours" means Monday through Friday, 9:00 a.m. to 5:00 p.m. California time, excluding holidays.

          1.6 "Updates" means a release or version of the Licensed Software containing functional enhancements, modifications, extensions, error corrections or bug fixes. The content of all Updates shall be decided upon by Genesys in its sole discretion and will generally include changes that correct defects as well as upgrade the Licensed Software to the most current release or version of the Licensed Software then being generally marketed by Genesys.

            ARTICLE 2 - MAINTENANCE AND SUPPORT PROVIDED BY GENESYS

          2.1 For so long as MCI is current in the payment of all fees set forth in Article 6 of this Agreement, MCI is entitled to Maintenance and Support as specified in this Article 2.

          2.2  Maintenance and Support Services. "Maintenance and Support"
               --------------------------------
means that Genesys will provide:

* Confidential Treatment Requested. Confidential portion has been filed separately with the Securities and Exchange Commission.

               (A) Updates, if any, and appropriate Documentation;

               (B) telephone assistance with respect to the Licensed Software within the hours of service as elected by MCI, such assistance to be provided in accordance with the escalation, procedures and response time targets set forth in Schedule B attached hereto and to otherwise include
     (i) clarification of functions and features of the Licensed Software, (ii) clarification of Documentation pertaining to the Licensed Software, (iii) guidance in the operation of the Licensed Software, and (iv) error verification, analysis and code corrections, as necessary, to cause the Licensed Software to perform in accordance with the Applicable Specifications and the most current Documentation as updated by Licensor from time to time, to the extent possible (except for code corrections) by telephone;

               (C) access to an electronic bulletin board on which MCI may leave messages for Genesys support engineers and receive Updates notifications and other end-user information, and from which MCI may download Updates; and

               (D) remote dial-in diagnosis of and assistance in connection with a reported error or bug by Genesys directly to the Designated CPU upon which the Licensed Software is operating.

During the term of this Agreement, Genesys shall use its reasonable efforts to correct any reproducible programming error in the Licensed Software attributable to Genesys with a level of effort commensurate with the severity of the error, provided that Genesys shall have no obligation to correct all errors in the Licensed Software. Upon identification of any programming error, MCI shall notify Genesys of such error and provide Genesys with enough information to locate the error. MCI may obtain Updates either through delivery of a machine readable copy pursuant to instructions contained in the Update notification or by downloading the Update from Genesys' electronic customer service bulletin board.

          2.3  Hours of Telephone Assistance.  Telephone assistance shall be
               -----------------------------
provided to MCI by Genesys during Genesys' Standard Hours or, as MCI may elect under each purchase order with respect to ordered Licensed Software, such services may be provided for Extended Hours. Fees for Maintenance and Support under this Agreement shall depend on the election by Customer between either Standard Hours or Extended Hours of telephone assistance as set forth in Section 6 hereof.

          2.4  Annual Account Review.  Genesys shall provide MCI with one (1)
               ---------------------
day of free consulting at MCI's facility each year to review the status of the Licensed Software, assess MCI's ongoing and future use of the Licensed Software, solicit input from MCI on future development and direction of the Licensed Software, and to make recommendations regarding MCI's use of the Licensed Software.

          2.5  Social Services.  Genesys agrees to use reasonable efforts to
               ---------------
respond
to any requests by MCI for maintenance and support services not specifically provided for above. MCI acknowledges that all such services provided by Genesys shall be at Genesys' then current terms and conditions for such services.

                             ARTICLE 3 - ADDITIONS

          3.1 The annual Maintenance and Support fees shall be adjusted to reflect any increases in MCI's license fee that are attributable to MCI's licensing, from time to time, additional software from Genesys pursuant to the License Agreement. Such adjustment shall be equal to the percentage of the full purchase price of such additional software corresponding to the maintenance plan selected by MCI under the Purchase Order. Additionally, notwithstanding anything herein to the contrary, continuation of Maintenance and Support to MCI after any such increase in the license fee shall be subject to payment of a fee equal to the difference between the Annual Maintenance Fee before and after increase such adjustment, prorated for the remaining term of the then current twelve (12) month term of this Agreement, as measured from the date of such change.

                             ARTICLE 4 - EXCLUSIONS

          4.1  Eligible Software.  Genesys shall not be responsible for
               -----------------
correcting any errors not attributable to Genesys. Genesys is not required to provide any Maintenance or Support services relating to problems arising out of
(i) MCI's failure to implement all Updates which are issued under this Agreement; (ii) changes to the operating system or environment which adversely affect the Licensed Software; (iii) any alterations of or additions to the Licensed Software performed by parties other than Genesys or not at the direction of Genesys; (iv) use of the Licensed Software in a manner for which it was not designed; (v) operation outside of environmental specifications; (vi) interconnection of the Licensed Software with other software products not supported by Genesys unless the intended interconnection with such other software was known to or reasonably should have been anticipated by Genesys given the use for which the Licensed Software was designed, or (vii) use of the Licensed Software on equipment other than the equipment for which such software was designed for and licensed for use on.

          4.2  Prior Software Versions.  Except as otherwise provided in Section
               -----------------------
6.1

               (A) Maintenance and Support is provided with respect to versions of the Licensed Software that, in accordance with Genesys policy, are then being supported by Genesys; and

               (B) Genesys shall only be obligated to support the then current production version of the Licensed Software and the immediately prior release for a period of twelve (12) months after the release of the then current production version, provided that MCI has received and had sufficient time to implement Updates upgrading its Licensed Software to the then current production version thereof.

          4.3  Additional Services.  Support for any earlier versions or for
               -------------------
other problems not covered under this Agreement may be obtained at Genesys' then current rates for special technical services, subject to the reasonable availability of Genesys staff.

                       ARTICLE 5 - MCI RESPONSIBILITIES

          5.1  Responsibility.  In consideration for Genesys' obligations to
               --------------
provide Maintenance and Support, MCI agrees to the following:

               (A) MCI shall, during normal business hours, provide Genesys with reasonable access either telephonically or on a remote basis to MCI's personnel and equipment upon which the Licensed Software is loaded or operating. This access shall include, when applicable, the ability to dial-in to equipment on which the Licensed Software is operating when applicable and subject to Licensee's security requirements. Genesys will inform MCI of the specifications of the modem equipment needed, and MCI will be responsible for the costs and use of said equipment at the MCI's location.

               (B) MCI shall provide supervision, control and management of the use of the Licensed Software. In addition, MCI shall implement procedures for the protection of information and the implementation of backup procedures in the event of errors or malfunction of the Licensed Software or equipment upon which the Licensed Software is loaded or operating.

               (C) MCI shall document and promptly report all errors or malfunctions of the Licensed Software to Genesys. MCI shall take all steps necessary to carry out procedures for the rectification of such errors or malfunctions within a reasonable time after such procedures have been provided by Genesys.

               (D) MCI shall maintain a current backup copy of all programs and data.

               (E) MCI shall properly train its personnel in the use and application of the Licensed Software and the equipment on which the Licensed Software is loaded or operating.

          5.2  Contact People.  For each major department or organization
               --------------
issuing a purchase order for Licensed Software, MCI shall appoint up to two (2) individuals within MCI's organization to serve as primary contacts between MCI and Genesys and to receive support through Genesys' telephone support center. All of MCI's support inquiries for the relevant Licensed Software shall be initiated through these contacts.

                         ARTICLE 6 - FEES AND PAYMENT

          6.1  Fees. Maintenance and Support are offered on an annual basis.
The initial Maintenance and Support period shall begin upon the Effective Date and end one year from such date. For the initial year of this Agreement, if [*] under a Purchase Order to acquire [*] Maintenance and Support Services, the price of maintenance shall be equal to [*]% of the [*] for the relevant software; if [*] under a Purchase Order to acquire [*] Maintenance and Support Services, the price of maintenance shall be equal to a [*]% of the [*] for the relevant software ([*]). The fees shall be paid as provided in Section 3.1 of the License Agreement. For each subsequent year, [*] the Maintenance and Support fee rates; provided, however, that [*] of this Agreement, [*] shall the Maintenance and Support fees [*] over the Base Maintenance Rates (i.e., an [*] on average, for the [*]), excluding increases attributable to the license of additional software, as further provided in Section 3.1. Notwithstanding anything herein contained to the contrary, [*] and [*] of the Licensed Software, and appropriate Documentation ("New Version Support") will be provided as part of Maintenance and Support, [*], through the [*]. If [*] additional licenses for any of the Licensed Software, and, if, as a result of [*] is required to pay additional license fees, then the Maintenance and Support fee for the [*] as appropriate. Beginning with the [*], Maintenance and Support fees and New Version Support fees shall be separately priced as follows: The [*] Maintenance and Support fee shall be [*] under the Purchase Order; and the [*] New Version Support fee shall be [*] New Version Support fee that [*]. Notwithstanding the foregoing, if, at any time, Genesys offers New Version Support on a [*] to a [*], then [*] to receive such support at the [*]. [*] that if a Maintenance and Support fee and/or New Version Support fee [*], or, [*], then [*] in writing, and the fees stated herein shall be [*] by written amendment. Notwithstanding anything herein contained to the contrary, if at anytime after the [*] New Version Support then [*] to provide Maintenance and Support for the latest version of the Licensed Software delivered to [*] for a period of [*] from the date of [*]. [*] Maintenance and Support upon [*] days prior written notice. Annual Maintenance and Support Fees shall be invoiced [*].

          6.2  Time of Payment.  Except as otherwise provided in this Agreement
               ---------------
all amounts due Genesys shall be paid within forty-five (45) days of MCI's receipt of the

                      * Confidential Treatment Requested
relevant invoice from Genesys.

          6.3  Taxes.  Unless otherwise agreed in writing, all charges under
               -----
this Agreement do not include any taxes, duties or charges of any kind (including withholding or value added taxes) imposed by any federal, state, or local governmental entity for products or services provided under this Agreement, excluding only taxes based solely on Genesys's net income. When Genesys has the legal obligation to collect such taxes, the appropriate amount shall be invoiced to MCI unless MCI provides Genesys with a valid tax exemption certificate authorized by the appropriate taxing authority. MCI shall hold Genesys harmless from all claims and liability arising from MCI's failure to pay any such taxes, duties, or charges.

                       ARTICLE 7 - TERM AND TERMINATION

          7.1  Term.  This Agreement shall take effect on the Effective Date and
               ----
shall remain in effect for an initial term of one (1) year. This Agreement shall automatically renew at the end of the initial term and each subsequent term for a renewal term of one (1) year. Notwithstanding the foregoing, any MCI organization obtaining Support and Maintenance services hereunder may, without penalty to MCI, terminate the services being provided under this Agreement in whole or in part upon forty-five (45) days' written notice to Genesys. In the event of such termination, Genesys, within fortyfive (45) days of its receipt of such notice, shall deliver to MCI a pro-rated refund of the Maintenance and Support fee for the then current Maintenance Year.

          7.2  Termination.  This Agreement shall terminate upon (i) termination
               -----------
of the License Agreement or (ii) with respect to any MCI organization acquiring support hereunder, upon thirty (30) days notice of material breach of a party's obligations hereunder if such breach, if capable of being cured, is not cured within thirty (30) days of notice of such breach. Upon such termination, all earned and unpaid fees and other charges payable under this Agreement shall become immediately due and payable.

          7.3  Survival.  Termination of Maintenance and Support upon failure to
               --------
renew will not affect the license of the Licensed Software. The provisions of Articles 8, 9 and 10 shall survive any termination or expiration of this Agreement.

                         ARTICLE 8 - OWNERSHIP AND USE

          8.1  Title.  All Updates and other changes, improvements, bug fixes or
               -----
other modifications to the Licensed Software provided under this Agreement shall be deemed to be included within the Licensed Software and will be subject to the terms and conditions of the License Agreement.

                        ARTICLE 9 - WARRANTY DISCLAIMER

Nothing in this Agreement shall be construed as expanding or adding to any warranty in the License Agreement. Genesys will use all reasonable commercial efforts to provide the support requested by MCI under this Agreement in a professional and workmanlike manner, but Genesys cannot guaranty that every question or problem raised by MCI will be resolved. GENESYS MAKES, AND MCI RECEIVES, NO WARRANTIES OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, ARISING IN ANY WAY OUT OF, RELATED TO, OR UNDER THIS AGREEMENT OR THE PROVISION OF MATERIALS OR SERVICES THEREUNDER, AND GENESYS SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

                     ARTICLE 10 - LIMITATION OF LIABILITY

[*] that, other than for any [*] with respect to software viruses, which is incorporated by reference herein from the License Agreement, [*] under this Agreement is [*] the [*]. [*] HAVE ANY [*] FOR ANY [*] INCLUDING, [*] OR SERVICES, ARISING IN ANY WAY OUT OF THIS AGREEMENT UNDER ANY CAUSE OF ACTION, [*].

                        ARTICLE 11 - GENERAL PROVISIONS

          11.1  Confidentiality.  The parties agree that the terms and
                ---------------
conditions of this Agreement shall be treated by each party as the Confidential Information of the other party, and that neither party shall disclose the contents of this Agreement without the prior written consent of the other party; provided, however, that the general existence of this Agreement shall not be treated as Confidential Information and that either party may disclose the terms and conditions of this Agreement

               (A) under the circumstances and subject to the conditions set forth in Section ? of the License Agreement;

               (B) in confidence, to such party's legal counsel;

               (C) in confidence, to such party's accountants; or

               (D) in confidence, in connection with the enforcement of this Agreement or rights under this Agreement.

Notwithstanding the foregoing, either party may, without the other party's prior consent

                      * Confidential Treatment Requested
disclose the aggregate dollar amounts associated with this Agreement (but no other terms and conditions), in confidence to its banks, proposed investors and financing sources.

          11.2 Assignment.  Neither party shall have the right to transfer,
               ----------
assign or otherwise dispose of its rights or obligations hereunder, by operation of law or otherwise, without the prior written consent of the other party. Notwithstanding the foregoing, (i) MCI may transfer or assign its rights and obligations, in whole or in part, to an Affiliate, provided that MCI shall, however, notify Genesys of such transfer or assignment, and (ii) Genesys may assign this Agreement as part of the sale of all or substantially all of its assets or as part of any transaction resulting in a change in control of Genesys, provided that Genesys shall notify MCI of such assignment and that MCI shall have the option of terminating (without prejudice to other provisions of this Agreement) any development obligations then in effect.

          11.3 Captions.  The captions used in this Agreement are included for
               --------
convenience only and shall not be considered part of this Agreement for any purpose.

          11.4 Governing Law.  This Agreement shall be governed, construed and
               -------------
enforced in accordance with the laws of the state of New York, without reference to conflict of laws principles.

          11.5 Dispute Resolution and Jurisdiction. Any dispute arising out of
               -----------------------------------
or related to this Agreement, which cannot be resolved by negotiation, shall be settled in accordance with the provisions set forth for dispute resolution and jurisdiction in the License Agreement.

          11.6 Independent Contractors. The relationship of Genesys and
               -----------------------
Contractor established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed (i) to give either party the power to direct or control the day-to-day activities of the other or (ii) to constitute the parties as partners, joint venturers, co-owners or otherwise as participants in a joint or common undertaking.

          11.7 Severability.  If any provision of this Agreement is held to be
               ------------
invalid by a court of competent jurisdiction, then the remaining provisions shall nevertheless remain in full force and effect. The parties further agree to negotiate in good faith a substitute, valid and enforceable provision that most nearly effects the parties' intent and to be bound by mutually agreed substitute provision.

          11.8 No Waiver.  The failure of either party to enforce at any time
               ---------
any of the provisions of this Agreement shall not be deemed to be a waiver of the right of such party thereafter to enforce any such provisions.

          11.9 Force Majeure.  Except for the obligation to make payments,
               -------------
nonperformance of either party shall be excused to the extent that performance is rendered impossible by strike, fire, flood, governmental acts or orders or restrictions, failure of suppliers, or any other reason where failure to perform is beyond the reasonable control of the non-performing party.

          11.10  Notices.  Any required notices hereunder shall be given in
                 -------
writing at the address of each party set forth above, or to such other in the manner contemplated herein, and shall be deemed served when delivered or, if delivery is not accomplished by reason or some fault of the addressee, when tendered.

          11.11  Entire Agreement.  This Agreement and Schedules attached hereto
                 ----------------
and incorporated herein constitute the entire, final, complete and exclusive agreement between the parties and supersede all previous agreements or representations, oral or written, relating to this Agreement. This Agreement may not be modified or amended except in a writing signed by a duly authorized representative of each party. Both parties acknowledge having read the terms and conditions set forth in this Agreement and Schedules attached hereto, understand all terms and conditions, and agree to be bound thereby.

          This Agreement is accepted and made effective as of the date first written above.



Genesys Telecommunications           MCI Telecommunications
   Laboratories                         Corporation



By: /s/ Gregory Shenkman             By: /s/ H. A. Shartel
   ----------------------------         -------------------------

Name: Gregory Shenkman               Name: H. A. Shartel
     --------------------------           -----------------------

Title: President                     Title:  Sr. Manager
      -------------------------            ----------------------

Date: January 31, 1996               Date:  January 31, 1996
     --------------------------           -----------------------

                                  SCHEDULE B
                                  ----------

                Escalation Procedures and Response Time Targets

1.    Technical Support Availability:
      ------------------------------

      Genesys will provide [*]. [*] may be achieved through [*].

2.    Problem Severity Identification:
      -------------------------------

      [*]

      Severity 1 - [*]

      Severity 2 - [*]

      Severity 3 - [*]

      Severity 4 - [*]

3.    Problem Acknowledgment:
      ----------------------

      Severity 1 - Genesys shall [*] and [*]. Weekend and holiday status updates will be provided [*], unless the End-User, MCI and Genesys have agreed to [*] until the [*] .

      Severity 2 - Genesys shall [*] and provide [*].

      Severity 3 - Genesys shall [*] and provide [*].

      Severity 4 - Genesys shall [*] and provide [*].

                      * Confidential Treatment Requested

4.    Problem Resolution Targets (applicable to both workstation and host
      -------------------------------------------------------------------
      software problems):
      ------------------

                                  Severity 1     Severity 2     Severity 3
[*] of Problems Resolved In:      [*]           [*]            [*]

[*] of Problems Resolved In:      [*]           [*]            [*]

[*] of Problems Resolved In:      [*]           [*]            [*]

[*] of Problems Resolved In:      [*]           [*]            [*]

[*] of Problems Resolved In:      [*]           [*]            [*]

                                      2.

                      * Confidential Treatment Requested

            AMENDMENT NUMBER ONE TO SOFTWARE MAINTENANCE AGREEMENT


     THIS AMENDMENT NUMBER ONE (the "Amendment") to the Software Maintenance Agreement by and between Genesys Telecommunications Laboratories, Inc. ("Genesys"), a California corporation with a principal place of business at 1155 Market Street, 11th Floor, San Francisco, Ca 94103 and MCI Telecommunications Corporation ("MCI"), a Delaware corporation with offices at 1801 Pennsylvania Avenue, N.W., Washington, D.C. 20006 dated January 31, 1996 (the "Agreement") is entered into this 26th day of February, 1997 (the "Effective Date").

In consideration of the promises and conditions set forth below, the parties agree as follows:

                                   BACKGROUND

A. Genesys and MCI have entered into a Master Consulting Agreement as of even date herewith pursuant to which Genesys has undertaken, among other things, the development of an intelligent network call router software product which Genesys intends to productize as a new software product;

B. Genesys and MCI have previously entered into a Master Software License Agreement dated January 31, 1996 (the "License Agreement"), and have entered into an amendment to the License Agreement as of even date herewith pursuant to which, among other things, MCI is licensing such intelligent network call router software product;

C. Genesys and MCI desire to amend the Agreement as set forth in this Amendment Number One to reflect the licensing by MCI of such new software product as Licensed Software pursuant to the License Agreement and to make other mutually agreed to amendments to the Agreement;

                                   AMENDMENT

1. AMENDMENT OF AGREEMENT. This Amendment hereby amends and revises the Agreement to incorporate the terms and conditions set forth in this Amendment. The relationship of the parties shall continue to be governed by the terms of the Agreement as amended.

2. DEFINITIONS. As used in this Amendment, all capitalized terms shall have the meanings assigned to such terms in this Amendment, or, if not specified in this Amendment, the meanings defined elsewhere in the Agreement.

3.   ARTICLE 1 - DEFINITIONS.

     a. Section 1.5 is modified by replacing "9:00 a.m. to 5:00 p.m." with "9:00 a.m. to 5:30 p.m."

     b.  The following definitions are added to this article 1:

     1.7 "CUSTOMER" shall have the meaning set forth in Section 1.10 of the MSLA.

     1.8 "EFFECTIVE DATE" means the effective date of Amendment Number One to this Software Maintenance Agreement.

     1.9 "LICENSE FEE" shall have the meaning set forth in Section 1.13 of the MSLA.

     1.10 "NETWORK APPLICATIONS" shall have the meaning set forth in Section
     1.17 of the MSLA."


4.   ARTICLE 2 - MAINTENANCE AND SUPPORT PROVIDED BY GENESYS.

     a.  Section 2.1 is deleted and replaced with the following:

          "For so long as MCI or a specific MCI Affiliate is current in the payment of all fees set forth in Article 6 of this Agreement, then MCI or such specific MCI Affiliate, as applicable, is entitled to Maintenance and Support as specified in this Article 2."

     b. Subsection D. of Section 2.2 ("Maintenance and Support Services") is modified, in part, to read as follows:

          "...upon which the Licensed Software is operating; provided, however, that such access shall be subject to MCI's prior consent and will be provided by MCI solely for the purpose of, and only during such time as required for, such diagnosis and assistance in connection with the reported error or bug."


     c. In the first sentence of the last paragraph of Section 2.2, such sentence commencing with the words "During the term of this Agreement...", the clause "provided that Genesys shall have no obligation to correct all errors in the Licensed Software" is deleted.

     d. The following sentences are added to the last paragraph of Section 2.2 at the end of the second sentence.

          "In such event, Genesys shall together with other applicable participants use its commercially reasonable efforts to isolate the error and determine whether or not it is attributable to the Licensed Software. Once any such problem is identified not to be attributable to the Licensed Software, MCI agrees to pay for any additional Genesys support services under Section 2.5."

5.   ARTICLE 3 ADDITIONS. This Article is deleted in its entirety.

6.   ARTICLE 5 - MCI RESPONSIBILITIES

     a. The second sentence of Subsection (A) of Section 5.1 ("Responsibilities of MCI"), such second sentence commencing with the words "This access shall include..." is modified, in part, to read as follows:

          "...subject to Licensee's security requirements; provided, however, that such dial-in access, including as referred to in the immediately preceding sentence, shall be subject to MCI's prior consent and will be provided by MCI solely for the purpose of, and only during such time as required for, the particular specified Genesys maintenance activity."

7.   ARTICLE 6 - FEES AND PAYMENT

     a.  Subsection 6.1 is deleted and replaced in its entirety, as follows:

         "6.1  Fees.
               ----
          (A) Maintenance and Support are offered on an annual basis. The cost of [*] Maintenance and Support for [*] shall be equal to [*] of the [*] of the applicable Licensed Software effective as of the date of the Purchase Order for such Maintenance and Support; and the cost of [*] Maintenance and Support Services for [*] shall be equal to [*] of the License Fees for the applicable Licensed Software effective as of the date of the Purchase Order for such Maintenance and Support (such foregoing applicable Maintenance and Support fees are referred to herein collectively as "[*]"). Notwithstanding the foregoing, (i) maintenance fees [*] of Network Applications [*] under the MSLA shall be [*] dollars [*] during the [*] and [*] dollars (following such [*], the maintenance fees for Network Applications shall be the [*] and
          (ii) all maintenance fees for Premises Software shall be [*]

          (B) The [*] maintenance fees for Licensed Software (other than the [*], shall be payable, one year in advance, within thirty (30) days following [*] of an invoice [*] for such maintenance fees or, for Network Applications, the [*] or (ii) the [*] for the relevant Licensed Software. The maintenance fees for Network Applications [*] shall be payable within thirty (30) days following [*] of an invoice [*] for such fees or (y) [*]

                       *Confidential Treatment Requested

          [*] of the Network Applications. For each year [*] the applicable maintenance fees for the applicable Licensed Software, the [*] shall be the [*], payable, one year in advance, within thirty (30) days following [*] of an invoice [*] for such [*]. To the extent [*] Licensed Software, [*], the Maintenance Rates for such [*] Licensed Software may be [*] for [*] or [*] a full year to cause the [*] maintenance periods for such [*] Licensed Software to have [*] with previously Licensed Software licensed hereunder. [*] maintenance fees shall be invoiced each year [*]."

     b. SECTION 6.2. ("TIME OF PAYMENT") is modified, in part, to read as follows:

          "...shall be paid within thirty (30) days..."

8.   ARTICLE 7 - TERM AND TERMINATION.

     a. The first sentence of Section 7.1 ("Term") is deleted and replaced with the following:

          "This Agreement shall take effect on the Effective Date of this Amendment Number One and shall remain in effect for an initial term of two (2) years."

     b. The second sentence of Section 7.3 is modified, in part, to read as follows:

         "...Articles 8, 9, 10 and 11 shall survive any termination..."

9. ARTICLE 9 - WARRANTY DISCLAIMER. The first sentence of Article 9 is modified, in part, to read as follows:

          "...shall be construed to modify any warranty..."

10.  ARTICLE 11 - GENERAL PROVISIONS

     a. Subsection A of Section 11.1 ("Confidentiality"), is modified to read, in part, as follows:

          "...the conditions set forth in Section 9.2 of the MSLA."

     b.  The following new paragraph is added to the end of Section 11.1:

          "Information disclosed by one Party to the other or otherwise obtained by one Party in the performance of this Agreement shall be subject to the provisions of Article 9 of the MSLA modified so as to be applicable to this Agreement."

                       *Confidential Treatment Requested

     c. The first sentence of Section 11.2 is modified, in part, to read as follows:

          "... consent of the other party, which consent shall not be unreasonably withheld or delayed."

     d. The second sentence in Section 11.2 is modified, in part, to read as follows:

          "... transfer or assignment, and (ii) either party may assign this Agreement as part of the sale of all or substantially all of the business assets to which this Agreement relates or as part of any transaction resulting in a merger, consolidation or other change in control of the assigning party, provided that the assigning party shall notify the non-assigning party of such assignment."

      e. The first sentence of Section 11.11 ("Entire Agreement") is modified to read, in part, as follows:

          "This Agreement and the Schedules attached hereto and incorporated herein, along with any provisions of the MSLA expressly incorporated herein by reference, constitute the entire..."

11.  SCHEDULE B ("ESCALATION PROCEDURES AND RESPONSE TIMES TARGETS")

     1. TECHNICAL SUPPORT AVAILABILITY. This section is deleted and replaced in its entirety with the following:

          "Genesys will provide [*] for both [*]. [*] may be [*] through [*]."

     3. PROBLEM ACKNOWLEDGMENT. This section is deleted and replaced in its entirety with the following:

          "Unless otherwise [*] to by [*] on a [*], the currently stated [*] for [*], are modified to the following:

          SEVERITY 1 - Genesys shall [*] of notice thereof and [*], including on [*] unless for such [*] have agreed to [*] until the [*].

          SEVERITY 2 - Genesys shall [*] of notice thereof and [*], including on [*] unless for such [*] have agreed to [*] until the next [*].

          SEVERITY 3 -  Genesys shall [*] of notice thereof and [*], excluding
          [*].

          SEVERITY 4 - Genesys shall [*] of receipt of notice thereof and [*].

                       *Confidential Treatment Requested

     4. PROBLEMS RESOLUTION TARGETS. The current section is deleted and replaced, in is entirety, with the following:

          "The following problem resolution targets are applicable to both workstation and host software problems:

                     SEVERITY 1   SEVERITY 2   SEVERITY 3
                     ----------   ----------   ----------
[*] of problems        [*]          [*]          [*]
 resolved in:
[*] of problems        [*]          [*]          [*]
 resolved in:
[*] of problems        [*]          [*]          [*]
 resolved in:
[*] of problems        [*]          [*]          [*]
 resolved in:
[*] of problems        [*]          [*]          [*]
 solved in:

12. ENTIRE AGREEMENT. This Amendment and the Agreement, and the MSLA to the extent incorporated herein by reference, constitute the entire Agreement between the parties in connection with the subject matter of this Amendment and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties.

                      * Confidential Treatment Requested

     IN WITNESS WHEREOF, Genesys and MCI have caused this Amendment Number One to the Software Maintenance Agreement to be executed by their duly authorized representatives, effective as of the Effective Date set forth above.

     AGREED AND ACCEPTED BY:

     Genesys Telecommunications          MCI Telecommunications
     Laboratories, Inc.                  Corporation

     /s/ Gregory Shenkman                /s/ John W. Gerdelman
     -----------------------------       ------------------------------
     Signature                           Signature

     Gregory Shenkman                    John W. Gerdelman
     -----------------------------       ------------------------------
     Print Name                          Print Name

     President and Chief Executive
     Officer                             Executive Vice President
     -----------------------------       ------------------------------
     Title                               Title

     February 26, 1997                   February 26, 1997
     -----------------------------       ------------------------------
     Date                                Date